AMENDED AND RESTATED

            HERITAGE FUNDS ACCOUNTING AND PRICING SERVICES AGREEMENT

     THIS AGREEMENT is made as of the 1st day of March, 1994, as amended and restated on October 15, 2002 and August ____, 2005, by and between each of the investment companies and investment series thereof (including applicable classes) listed on Schedule A attached hereto, as such Schedule is amended from time to time (each a "Fund" and collectively, the "Funds"), and Heritage Asset Management, Inc. ("Heritage"), a Florida corporation.

     WHEREAS, each Fund is organized as a business trust under the laws of the Commonwealth of Massachusetts, is registered as an open-end management investment company under the Investment Company Act of 1940, as amended ("1940 Act"), and is authorized to issue its shares in separate investment series; and

     WHEREAS, each Fund wishes to retain Heritage to provide certain fund accounting and pricing services to each Fund and each of its existing investment series, together with all other investment series established in the future, and Heritage is willing to furnish such services.

     NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

1. APPOINTMENT. The Funds hereby appoint Heritage to provide certain accounting services for each Fund on the terms set forth in this Agreement. Heritage accepts such appointment and agrees to furnish the services herein set forth in return for the compensation as provided in Paragraph 11 of this Agreement.

2. DELIVERY OF DOCUMENTS. Each Fund has made available to Heritage (or has furnished Heritage with) properly certified or authenticated copies, with all amendments and supplements thereto, of the following documents:

     (a)  Declaration of Trust of the Fund;

     (b)  By-Laws of the Fund;

     (c) Resolution of the Fund's Board of Trustees appointing Heritage and approving the form of this Agreement; and

     (d) Resolutions of the Fund's Board of Trustees designating certain of its officers to give instructions on behalf of the Fund to Heritage and authorizing Heritage to rely upon Proper Instructions (as hereinafter defined).

3. AUTHORIZED PERSONS. Concurrently with the execution of this Agreement, each Fund shall deliver to Heritage a certificate setting forth the names, titles and signatures of such persons authorized to give Proper Instructions or any other notice, request, direction, instruction, certificate or instrument on behalf of the Fund ("Authorized Persons"). Such certificate may be accepted and reasonably relied upon by Heritage as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until delivery to Heritage of a similar certificate to the contrary. Upon delivery of a certificate that deletes the name of a person previously authorized to give Proper Instructions, such person shall no longer be considered an Authorized Person.

4.   PROPER INSTRUCTIONS.

     (a) Unless otherwise provided in this Agreement, Heritage shall act only upon Proper Instructions. "Proper Instructions" shall mean: (i) a tested telex from a Fund; (ii) other communications effected directly between electro-mechanical or electronic devices or systems, provided that the Heritage and the Fund agree to the use of such device or system; (iii) a written request, direction, instruction or certificate signed or initialed on behalf of a Fund by one or more Authorized Persons; or (iv) telephonic or other oral instructions given by any Authorized Person that Heritage reasonably believes to have been given by a person authorized to give such instructions. Proper Instructions may be in the form of standing instructions.

     (b) Oral instruments will be confirmed by tested telex or in writing in the manner set forth above at the close of business on the same day that oral instructions are given to Heritage, but the lack of such confirmation shall in no way affect any action taken by Heritage in reasonable reliance upon such oral instructions.

     (c) Heritage may assume that any Proper Instructions received hereunder are not in any way inconsistent with any provisions of the applicable Fund's Declaration of Trust or By-Laws or any vote, resolution or proceeding of the Fund's Shareholders, or of the Board of Trustees or of any committees thereof. Heritage shall be entitled reasonably to rely upon any Proper Instructions actually received by it pursuant to this Agreement. The sole obligation of Heritage with respect to any follow-up or confirmatory instruction shall be to make reasonable efforts to detect any discrepancy between said instruction and the original Proper Instruction and to advise the applicable Fund accordingly.

5.   FUND ACCOUNTING SERVICES.

     (a) DAILY ACTIVITIES. Heritage will perform the following accounting functions on a daily basis for each Fund:

          (1) Journalize the Fund's capital share and income and expense activities;

          (2) Verify investment buy/sell trade tickets received from the Fund's investment adviser(s) or subadviser(s) and transmit trades to the Fund for proper settlement;

          (3)  Maintain individual ledgers for investment securities;

          (4)  Maintain historical tax lots for each security;

          (5) Reconcile Share activity and outstanding Share balances with the transfer agent;

          (6) Update the cash availability throughout the day as required by the Fund's investment adviser(s) or subadviser(s);

          (7)  Post  to  and  prepare  the  Fund's   Statement   of  Assets  and
     Liabilities and the Statement of Operations;

          (8)  Calculate  various  contractual  expenses  (e.g.,   advisory  and
     custody fees);

          (9) Monitor the expense accruals and notify Fund management of any proposed adjustments;

          (10) Calculate capital gains and losses;

          (11) Determine the Fund's net income;

          (12) Obtain security market quotations from appropriately approved independent pricing services or, if such quotes are unavailable, then obtain such prices from the Fund's investment adviser(s) or subadviser(s), and in either case calculate the market value of the Fund's investments;

          (13) Value the assets of the Fund in accordance with the Fund's most current Pricing and Valuation Procedures and compute the net asset value per share of the Fund at such times and dates and in the manner specified in the Fund's current prospectus;

          (14) Provide a copy of the daily portfolio valuation to the Fund's investment adviser(s) or subadviser(s); and

          (15) Compute the Fund's yield, total return, expense ratio, portfolio turnover rate and daily dividend factor and disseminate as agreed upon by the parties hereto.

     (b) MONTHLY ACTIVITIES. On the first business day following the end of each month, each Fund shall cause its custodian to prepare and forward to Heritage, within three business days following the end of each such month, a monthly statement of cash and portfolio transactions, which Heritage will reconcile with Heritage's accounts and records maintained for the Fund. Within three business days following Heritage's receipt of the monthly statement provided by the Fund's custodian, Heritage will provide a written report of any discrepancies to the Fund's custodian, and will provide a written report of any unreconciled items to the Fund.

     (c) OTHER ACTIVITIES. In addition to the foregoing accounting services, Heritage, will on behalf of each Fund and its separate investment series:

          (1)  Prepare quarterly broker security transactions summaries;

          (2) Supply various Fund statistical data as reasonably requested by the Fund on an ongoing basis;

          (3) Assist in the preparation of support schedules necessary for completion of the Fund's federal, state and, if applicable, excise tax returns;

          (4) Assist in preparation of the Fund's semi-annual reports with the Securities and Exchange Commission on Form N-SAR;

          (5) Assist in the preparation of the Fund's Form N-CSR filed with the Securities and Exchange Commission;

          (6) Assist in the preparation of the Fund's quarterly Form N-Q reports with the Securities and Exchange Commission;

          (7)  Assist in the preparation of the Fund's proxy statements;

          (8) Assist in the preparation of registration statements on Form N-1A and other filings relating to the registration of the Fund's Shares;

          (9) Act as liaison with the Fund's independent certified public accountants and provide account analyses, fiscal year summaries, and other audit related schedules, and take all reasonable actions in the performance of its obligations under this Agreement to assure that the necessary information is made available to such accountants for the expression of their opinion, as such may be required by the Fund from time to time; and

          (10) Render such other similar services as may be reasonably requested by the Fund.

6. RECORDS. Heritage shall create and maintain all necessary books and records in accordance with all applicable laws, rules and regulations, including, but not limited to, records required by Section 31(a) of the 1940 Act and the rules thereunder, as the same may be amended from time to time, pertaining to the services performed by it and not otherwise created and maintained by another party pursuant to contract with the Funds. Such books and records which are in the possession of the Heritage shall be the property of the applicable Fund. The Fund, or the Fund's authorized representatives, shall have access to such books and records at all times during Heritage's normal business hours. Upon the reasonable request of the Fund, copies of any such books and records shall be provided by Heritage to the Fund or the Fund's authorized representatives at the Fund's expense.

7. INFORMATION TO BE PROVIDED TO HERITAGE. Each Fund shall provide, and shall require each of its agents (including, without limitation, its custodian and distributor) to provide, to Heritage in a timely fashion all data and information necessary for Heritage to maintain the Fund's accounts, books and records as required by this Agreement.

8. CONFIDENTIALITY. Heritage agrees on behalf of itself and its employees to treat confidentially and as proprietary information of the Funds all books, records and other information relative to the Funds and the Funds' prior, present or potential shareholders, and not to use such books, records and other information for any purpose other than performance of the Heritage's responsibilities and duties hereunder, except, after prior notification to and approval by the applicable Fund, which approval shall not be unreasonably withheld and may not be withheld where Heritage may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Fund.

9.   RIGHT TO RECEIVE ADVICE.

     (a) ADVICE OF A FUND. If Heritage shall be in doubt as to any action to be taken or omitted by it, it may request, and shall promptly receive, from a Fund directions or advice, including Proper Instructions where appropriate.

     (b) ADVICE OF COUNSEL. If Heritage shall be in doubt as to any question of law involved in any action to be taken or omitted by the Heritage, it may request advice from qualified legal counsel of its own choosing, who is acceptable to the Fund.

     (c) PROTECTION OF HERITAGE. Heritage shall be protected in any action that it takes or determines not to take in reasonable reliance on any directions, advice or Proper Instructions received pursuant to subsections (a) or (b) of this paragraph. However, nothing in this paragraph shall be construed as imposing upon Heritage any obligation to seek such directions, advice or Proper Instructions, or to act in accordance with such directions, advice or Proper Instructions when received, unless, under the terms of another provision of this Agreement, the same is a condition to Heritage's properly taking or omitting to take such action. Nothing in this subsection shall excuse Heritage when an action or omission on its part constitutes willful misfeasance, willful misconduct, gross negligence or reckless disregard by Heritage of its duties under this Agreement.

10. COMPLIANCE WITH APPLICABLE REQUIREMENTS. In carrying out its obligations under this Agreement, Heritage shall at all times conform with all applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the 1940 Act, and the Commodity Exchange Act; any other applicable provisions of state and federal laws, rules and regulations; and the provisions of each Fund's current prospectus, Declaration of Trust and By-Laws, all as amended from time to time.

11.  FEES AND EXPENSES.

     (a) As compensation for the accounting services rendered by Heritage during the terms of this Agreement, each Fund will pay Heritage a fee as provided on Schedule B in complying with the terms of this Agreement.

     (b) Heritage will, on a timely basis, bill the Funds for any and all amounts due it under this Agreement. The Fund will promptly pay to Heritage the amount of such billing.

     (c) Heritage in its sole discretion may from time to time employ or associate with itself such person or persons as Heritage may believe to be particularly suited to assist it in performing services under this Agreement. Such person or persons may be officers and employees who are employed by both the Fund and Heritage.

12. RESPONSIBILITY OF HERITAGE. Heritage shall be under no duty to take any action on behalf of the Funds except as specifically set forth herein or as may be specifically agreed to by Heritage in writing. Heritage shall not be liable for any error in judgment or mistake at law for any loss suffered by a Fund in connection with any matters to which this Agreement relates, but nothing herein contained shall be construed to protect Heritage against any liability by reason of willful misfeasance, willful misconduct, or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement. Without limiting the generality of the foregoing or of any other provision of this Agreement, Heritage in connection with its duties under this Agreement shall not be under any duty or obligation to inquire into and shall not be liable for or in respect of:

     (a) the validity or invalidity or authority or lack thereof of any Proper Instruction, notice or other instrument which conforms to the applicable requirements of this Agreement, and which Heritage reasonably believes to be genuine.

     (b) delays, errors or loss of data occurring by reason of circumstances beyond Heritage's control, including, without limitation, acts of civil or military authority, national emergencies, hurricane, labor difficulties, fire, mechanical breakdowns, flood or catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply; or

     (c) the accuracy of security market quotations provided to Heritage by independent pricing services or such other service or source designated by the Fund's investment adviser, except when a Fund or the investment adviser has given or caused Heritage to be given instructions to utilize a different market value.

In addition, nothing herein shall require Heritage to perform any duties under this Agreement on any day on which Heritage or the New York Stock Exchange, Inc. is closed for business.

13.  STANDARD OF CARE; INDEMNIFICATION.

     (a) STANDARD OF CARE. Heritage shall be held to a standard of reasonable care in carrying out the provisions of this Agreement; provided, however, that Heritage shall be held to any higher standard of care that would be imposed upon Heritage by any applicable law, rule or regulation even though such standard of care was not part of the Agreement.

     (b) INDEMNIFICATION BY THE FUND. Each Fund agrees to indemnify and hold harmless Heritage and its nominees from all losses, damages, costs, charges, payments, expenses (including reasonable counsel fees), and liabilities arising directly or indirectly from any action that Heritage takes or does or omits to take to do (i) at the request or on the direction of or in reasonable reliance on the written advice of the applicable Fund or (ii) upon Proper Instructions, provided, that neither Heritage nor any of its nominees shall be indemnified against any liability to a Fund or to its Shareholders (or any expenses incident to such liability) arising out of Heritage's own willful misfeasance, willful misconduct, gross negligence or reckless disregard of its duties and obligations specifically described in this Agreement or its failure to meet the standard of care set forth in Paragraph 14(a).

     (c) INDEMNIFICATION BY HERITAGE. Heritage agrees to indemnify and hold harmless each Fund and its nominees from all losses, damages, costs, charges, payments, expenses (including reasonable counsel fees), and liabilities arising out of or attributed to any action or failure or omission to act by Heritage as a result of Heritage's own willful misfeasance, willful misconduct, gross negligence or reckless disregard of its duties and obligations specifically described in this Agreement.

14. INSURANCE. Heritage will at all times maintain in effect insurance coverage, including, without limitation, Fidelity Bond and Electronic Data coverage, at levels of coverage consistent with those customarily maintained by other high quality investor servicing agents for registered investment companies and with such policies as the Board of Trustees of the Funds may from time to time adopt.

15. DURATION AND TERMINATION. This Agreement shall continue until termination by either Heritage or any Fund on sixty days' written notice. In the event that in connection with any such termination a successor to any of Heritage's duties or responsibilities hereunder is designated by a Fund by written notice to Heritage, Heritage will cooperate fully in the transfer of such duties and obligations, including provision for assistance by Heritage's personnel in the establishment of books, records and other data by such successor. The applicable Fund will reimburse Heritage for all reasonable expenses incurred by Heritage in connection with such transfer. The termination of this Agreement with respect to a Fund will not cause the termination of this Agreement on behalf of the other Funds that are a party hereto.

16. NOTICES. All notices and other communications, including Proper Instructions (collectively referred to as "Notices" in this paragraph), hereunder shall be in writing or by confirming telegram, cable, telex or facsimile sending device. Notices to Heritage shall be addressed to Heritage at P.O. Box 33022, St. Petersburg, Florida 33733. Notices to a Fund shall also be addressed to the applicable Fund at P.O. Box 33022, St. Petersburg, Florida 33733. All postage, cable, telex, or facsimile sending device charges arising from the sending of a Notice hereunder shall be paid by the sender.

17. FURTHER ACTIONS. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

18. AMENDMENT; MODIFICATION; WAIVER. This Agreement or any part hereof may be amended, modified or waived only by an instrument in writing signed by both parties hereto.

19. ASSIGNMENT. Neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the written consent of the other party.

20. COUNTERPARTS. This Agreement may be executed in two counterparts, each of which shall be deemed an original. The Agreement shall become effective when one or two counterparts have been signed and delivered by each of the parties.

21. MISCELLANEOUS. This Agreement embodies the entire agreement and understanding between the parties thereto, and supersedes all prior agreements and understandings, relating to the subject matter hereof, provided that the parties hereto may embody in one or more separate documents their agreement, if any, with respect to Proper Instructions. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement shall be deemed to be a contract made in Florida and governed by Florida law. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule regulation or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding and shall inure to the benefits of the parties hereto and their respective successors.

22. MASSACHUSETTS BUSINESS TRUST. Notice is hereby given that Heritage shall have no right to seek to proceed against or enforce this Agreement against the individual shareholders of any Fund or against the Trustees or officers of any Fund. Rather, Heritage can seek to enforce this Agreement only against the applicable Fund itself.

23. PRIVACY POLICY. Heritage acknowledges and agrees that any non-public personal information relating to customers of the Funds may be provided to Heritage solely for the purpose of enabling it to perform services pursuant to this agreement and may not be re-used by Heritage for any other purpose. The Funds have provided Heritage with a copy of the Funds' privacy policy under Regulation S-P, 17 C.F.R. Part 240, and will provide copies of annual and other notices under, or amendments to its privacy policy. Heritage agrees that non-public personal information will not be released to any third parties except as permitted by both Regulation S-P and policies of the Funds. Heritage represents and warrants to the Funds that it has adopted and implemented procedures to safeguard non-public personal information relating to customer records and information, and that such procedures are reasonably designed to:
(i) insure the security and confidentiality of customer records and information;
(ii) protect against any anticipated threats or hazards to the security or integrity of customer records and information; and (iii) protect against unauthorized access to or use of customer records or information.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below on this day and year first above written.

                                 HERITAGE MUTUAL FUNDS
                                 (as listed in Schedule A hereto)



                                 By: /s/ K.C. Clark
                                    --------------------------------------------
                                    Name:  K.C. Clark
                                    Title: Principal Executive Officer



                                 HERITAGE ASSET MANAGEMENT, INC.



                                 By: /s/ Andrea N. Mullins
                                    --------------------------------------------
                                    Name:  Andrea N. Mullins
                                    Title: Vice President of Finance

                                       SCHEDULE A
                                         TO THE
                                     HERITAGE FUNDS
                       ACCOUNTING AND PRICING SERVICES AGREEMENT

          Fund:                        Class A      Class B      Class C     Class I
          -----                        -------      -------      -------     -------
--------------------------------------------------------------------------------------
Heritage Cash Trust:
--------------------------------------------------------------------------------------
     Money Market Fund                    X            X            X
--------------------------------------------------------------------------------------
     Municipal Money Market Fund          X
--------------------------------------------------------------------------------------
Heritage Capital Appreciation Trust       X            X            X           X
--------------------------------------------------------------------------------------
Heritage Growth and Income Trust          X            X            X           X
--------------------------------------------------------------------------------------
Heritage Income Trust:
--------------------------------------------------------------------------------------
     High Yield Bond Fund                 X            X            X           X
--------------------------------------------------------------------------------------
     Intermediate Government Fund         X            X            X           X
--------------------------------------------------------------------------------------
Heritage Series Trust:
--------------------------------------------------------------------------------------
     Core Equity Fund                     X                         X           X
--------------------------------------------------------------------------------------
     Diversified Growth Fund              X            X            X           X
--------------------------------------------------------------------------------------
     Growth Equity Fund                   X            X            X           X
--------------------------------------------------------------------------------------
     Mid Cap Stock Fund                   X            X            X           X
--------------------------------------------------------------------------------------
     Small Cap Stock Fund                 X            X            X           X
--------------------------------------------------------------------------------------
     Value Equity Fund                    X            X            X           X
--------------------------------------------------------------------------------------

Dated: October 1, 2005

                                   SCHEDULE B

HERITAGE FUNDS
ADDENDUM TO FEE SCHEDULE
Fee Information for Fund Accounting and Pricing Services
Original Contract dated March 29, 1993 and as amended August 16, 2005


General: Each Fund of the Heritage Funds as listed in Schedule A noted above shall be charged a fee according to the following schedule. The fee is calculated and paid monthly.

    -------------------------------------------------------------------
    Monthly Fee                            $5,600 per portfolio
    -------------------------------------------------------------------
    Additional Class Fee, per month        $200 per additional class
    -------------------------------------------------------------------
    Out-of-Pocket Expenses                 As defined below
    -------------------------------------------------------------------

MINIMUM FEE: The above fees are subject to a minimum billing for all funds noted under this contract. The minimum monthly fee is $75,000 per month.

DECREASE IN THE NUMBER OF PORTFOLIOS: If there is a decrease in the number of portfolios billed by Heritage Asset Management, Inc., the fee schedule noted above will change. The Monthly Fee will increase by $500 per additional portfolio. The Additional Class Fee will not change.

OUT-OF-POCKET EXPENSES: Out-of-Pocket Expenses include, but are not limited to, pricing feeds containing security prices or security rate changes received from an outside vendor. These fees will be charged and paid monthly.

PAYMENT: The above fees will be due and payable within thirty days after notification is received at the Trust's offices.



HERITAGE FUNDS                               HERITAGE ASSET MANAGEMENT, INC.



By:    /s/ K.C. Clark                        /s/ Andrea N. Mullins
     -----------------------------------     ----------------------------------

Title: Principal Executive Officer           Vice President of Finance
      ----------------------------------     ----------------------------------

Date:  October 1, 2005                       October 1, 2005
       ---------------------------------     ----------------------------------